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                                                                  EXHIBIT 10.53

                  FORM OF DEVELOPMENT AND TURNKEY SERVICES AGREEMENT

         This Development and Turnkey Services Agreement (this "Agreement") is entered into by and between Capital Senior Development, Inc., a Texas corporation ("Capital"), and Triad Senior Living ___, L.P., a Texas limited partnership ("Triad"), this ___ day of _________, 199_.

                                   RECITALS:

         WHEREAS, Triad has been established to own and/or operate assisted living facilities, independent living facilities, skilled nursing facilities and other related medical facilities (each a "Facility" and collectively the "Facilities"); and

         WHEREAS, Triad desires to have Capital and/or its affiliate develop, construct, market and manage the Facilities; and

         WHEREAS, Capital and its related entities have expertise in coordinating the development and construction of assisted living facilities, independent living facilities, skilled nursing facilities and other related medical facilities;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the undertakings of each of the parties to the other, the parties hereto agree as follows:

         1. Engagement. Triad hereby retains Capital and Capital hereby agrees to provide the Services as set forth in Section (2) below.

         2. Capital's Duties. Capital's duties under this Agreement shall be divided into three (3) phases, a development phase, construction phase, and a post-construction phase (collectively, the "Services"), and shall be as follows:

                              I. Development Phase

         (a) Filing of Applications for Permits, Consents and Approvals. Coordination, advice, recommendations and consultations with respect to the filing of all necessary documents required by any applicable federal, state or local government under applicable law in order obtain any required permit, approval, consent or certificate ("Permit"), including, without limitation, any applicable certificate of need for any Facility, including, without limitation, the preparation and filing by or on behalf of Triad of application forms, notices of intent to file and other legal notices.

         (b) Prosecution of Permit Applications and Appeals. Prosecution of Permit applications, preparation of responses to appropriate governmental agencies comments with respect to completeness review as to Permit applications, preparation of responses to taxpayer groups and others with respect to such applications, including attendance at public hearings and meetings with community groups and health planning organizations. Capital shall appeal with all due diligence, on behalf of Triad, any denials of Permit applications or challenges to the granting thereof which




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Triad elects to contest. The cost of such appeals shall be included in the
Contract Price (as defined herein) of each Facility.

         (c) Site Selection. Capital shall assist Triad in locating an appropriate site for each Facility ("Site"). Triad shall be responsible for providing or obtaining commitments for financing the construction, including the furnishing of financial statements, providing an appraisal of the Site and the Facility and for executing applications, notes, mortgages, assumption agreements and other documents reasonably necessary to effectuate such financing. Subject to Triad's prior approval, Capital shall order a Phase I Environmental Report to determine the presence or absence of hazardous waste or materials on any such Site. Capital shall coordinate the title examination to determine that the Site is not subject to any easements, encumbrances, restrictions or agreements which adversely affect the ability of Capital to develop and construct the Facility or the ability of Triad to operate the intended Facility thereon. To date, Capital has identified and Triad has approved for development each of the Sites identified on Exhibit A attached hereto.

         (d) Zoning Approvals. Capital shall use its best efforts in obtaining all applicable governmental permits and approvals for the construction of each Facility, including, without limitation, coordination, advice, recommendations and consultations with respect to the filing of all necessary documents to obtain zoning and inland/wetlands approvals ("Zoning Approvals"); Capital shall prepare all applications for and prosecute the same for all Zoning Approvals required for any Facility. All filing, notice and reasonable legal fees in connection therewith shall be included in the Contract Price. Capital shall not have the right to retain legal counsel without the prior approval of Triad which shall not be unreasonably withheld, delayed or conditioned.

         (e) Triad Representative. Triad shall appoint a representative to communicate with Capital with respect to each Facility (the "Triad Representative"). Capital shall, on a periodic basis not less frequently than bi-weekly (or more frequently as reasonably requested by Triad) communicate in person or by telephone (at Triad's option) with the Triad Representative to report with respect to the progress and status of each Facility and to obtain the opinions, views and direction of the Triad Representative with respect to the completion of each Facility.

         (f) Decision Making. Nothing herein shall be construed as imposing any obligation on Triad to proceed with the construction of the Facilities whether or not the Zoning Approvals for the applicable Facilities are granted, it being understood and agreed that Triad shall have a period of thirty (30) days after written notice from Capital to Triad of the issuance of a final, non-appealable Zoning Approvals (the "Election Deadline") in which to make such determination as to such Facility.

         (g) Development Agreement. Triad shall enter into a development agreement in the form attached hereto as Exhibit B (the "Development Agreement" and collectively "Development Agreements") with Capital with respect to the applicable Facility subsequent to entering into an agreement of sale relating to such Facility.



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                             II. Construction Phase

         Upon the execution of a Development Agreement for a Facility, the parties' rights and obligations shall be as described in each Development Agreement which shall include, without limitation, the following:

         (a) Plans and Specifications. All of the Facilities shall be constructed by Capital pursuant to plans and specifications approved by Triad in all material respects.

         (b) Contract Price. The contract price for the construction and furnishing (subject to an allowance set forth below) of the subject Facility under the applicable Development Agreement (herein the "Contract Price") shall be an amount equal to the costs incurred by Capital in the development and construction of such Facility plus a developer fee equal to four percent (4%) of the costs incurred. The Contract Price shall also include reimbursement to Capital for all overhead and expenses incurred in performing the services under the applicable Development Agreement, but not to exceed four percent (4%) of the costs incurred in constructing and furnishing the subject Facility.

         (c) FF&E. The Contract Price for each Facility will include an allowance ("FF&E Allowance") for furniture, fixtures & equipment ("FF&E") equal to the amount of the allowance therefor as agreed upon by Capital and Triad in the applicable Development Agreement. Triad will make selections in a timely fashion and all items will be ordered by Capital. Any amounts expended for FF&E above the FF&E Allowance therefor will be an increase adjustment to the Contract Price, the cost of which will be passed through to Triad at Capital's actual cost without any developer fee. Capital will endeavor to obtain the lowest possible cost for such items. Prior to incurring any costs in excess of the FF&E Allowance, Capital shall use its reasonable best efforts to notify Triad in writing of the estimated amount of such excess. Capital will, upon request, provide Triad with documentation of the costs incurred by Capital for which reimbursement is sought.

         (d) Unusual Site Conditions. The costs by Capital in remedying unusual site conditions will be an increase adjustment to the Contract Price for each Facility to the extent that such costs exceed an agreed upon allowance therefor as a result of unusual site conditions not identifiable by Capital after the exercise of reasonable diligence at the time the Site was acquired. At such time as Capital becomes aware of any such unusual site conditions, Capital shall promptly notify Triad of the same and of the amount by which the estimated cost to correct said site conditions shall exceed such allowance. Capital will endeavor to obtain the lowest possible cost in remedying such unusual site conditions and will charge Triad for Capital's actual cost incurred except that an unusual site condition which should have been identified by Capital in exercising reasonable diligence at the time such Facility was acquired will be at Capital's cost.

         (e) Financing. Triad will arrange for the provision of construction and permanent financing for each of the Facilities by executing all applications, notes, mortgages, assumption agreements and other documents reasonably necessary to effectuate such financing. Capital shall not have any obligation to guaranty the payment or performance obligations of Triad under the terms of such financing.



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         (f) Occupancy Development Program. Capital will prepare and recommend to Triad, for its approval, an occupancy development program for the Facility and budget for the cost of such program which shall include the planning and arranging for the creative services, production, type, mix, copy, placement and purchase of the material and media as necessary to implement said occupancy development program.

                          III. Post-Construction Phase

         Each Facility unless otherwise agreed upon by Triad and Capital prior to the execution of the Development Agreement, shall be managed by Capital or an affiliate of Capital pursuant to the terms of a Management Agreement (a copy of which shall be attached to the Development Agreement as an exhibit thereto) in form and substance mutually agreeable to the parties ("Management Agreement"). Triad shall retain primary responsibility for establishing all policies and objectives for the Facility and planning for its short-range and long.-range goals. In the event of the termination of the Management Agreement, Triad may either elect to manage the Facility itself or may select such management firm as it desires.

         The parties' rights and obligations shall be as described in each Management Agreement which shall include, without limitation, the following:

         (a) Capital shall provide consultant and management services and take such steps as it deems necessary, all subject to and in accordance with the policies and guidelines established by Triad to prepare the Facility for occupancy and operation.

         (b) Capital shall recruit and train, at Triad's expense a competent executive director acceptable to the Triad for the supervision of the administrative functions of each Facility. Such executive director shall be qualified to meet the requirements established by all federal, state and/or local administrative bodies or agencies having jurisdiction over each Facility.

         (c) Capital shall assist Triad in the licensing, equipping and staffing phases of each Facility. The staff of each Facility shall be employees of Capital.

         (d) Capital shall furnish and install operating procedures, systems and controls developed by it for the purposes of providing effective management techniques and functions for the benefit of the Residents of each Facility.

         (e) Capital shall prepare for review and approval by Triad each initial operating budget and annual operating budgets for each Facility for each year of the term of the Management Agreement. Following the initial occupancy of each Facility, Capital will report to Triad at least once each month on the financial status of each Facility during the previous month.

         (f) Capital shall receive a monthly management fee under the Management Agreement equal to five percent (5%) of Gross Revenues generated during the immediately proceeding month provided that the monthly management fee shall not be less than Five Thousand Dollars ($5,000.00), and a marketing lease-up fee of Five Hundred Dollars ($500.00) for each unit leased at the time the unit is initially occupied.


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         3. Independent Contractor. Capital shall act as an independent contractor for purposes of performing all of the above services.

         4. Costs and Expenses. Triad shall be responsible for all costs and expenses incurred by Capital in the performance of its obligations hereunder, including but not limited to, the payment of all compensation and benefits to employees of Capital and any normal and customary transportation or incidental business related expenses incurred by employees of Capital. In the event a final, non-appealable Permit is not granted or final and a Facility is not constructed or in the event Triad elects not to proceed with a project after the granting thereof in accordance with the terms contained hereinabove, to the extent not previously or directly paid by Triad, Triad will reimburse Capital for all reasonable and documented out-of-pocket expenses incurred by it, if any, in connection with the provision of the foregoing services.

         5. Independent Agreements. The agreements with respect to each Facility as set forth herein are independent of the agreements with respect to any other Facilities since there is no guaranty that a suitable Site or other condition precedent will be met with respect to any particular Facility.

         6. Indemnity. Capital agrees at all times to indemnify and defend Triad affiliates, and its respective employees, officers, directors, servants and agents (collectively, the "Triad Parties") and hold and save the Triad Parties harmless of and from and against any and all liabilities and indebtedness, obligations, losses, damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred by the Triad Parties by reason of any claim or demand brought by anyone or any action or proceeding instituted or judgment rendered against the Triad Parties arising out of or resulting in any manner from Capital's breach or failure to perform Capital's material obligations, responsibilities or duties as required by this Agreement, Capital's failure to be appropriately licensed to perform the services required of it hereunder, or any negligent willful act or omission of Capital or any of its subcontractors, agents or employees.

         Triad agrees at all times to indemnify and defend Capital and its affiliates and their respective employees, officers, directors, servants and agents (collectively, the "Capital Parties") and hold and save the Capital Parties harmless of and from and against any and all liabilities and indebtedness, obligations, losses, damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred by the Capital Parties, by reason of any claim or demand brought by anyone or any action or proceeding instituted or judgment rendered against the Capital Parties arising out of or resulting in any manner from Triad's breach or failure to perform, Triad's material obligations, responsibilities or duties as required by this Agreement, or any negligent willful act or omission of Triad or any of its subcontractors, agents or employees.

         7. Termination. Triad and Capital shall not be required to proceed with the execution and delivery of any additional Development Agreements for additional Facilities in the event of a material default by the other party with respect to one or more Facilities then under construction which is not cured within any applicable cure period provided for in the applicable Development Agreement. In the event of the termination of any Development Agreement, any amounts due on account of services performed prior to the effective date of termination which have not been previously paid will be paid (pro rata through the effective date of termination) promptly following


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termination less any damages sustained by the non-breaching party as a result of the breach. Any such termination shall not affect the rights of the parties under this Agreement which relate to events prior to such termination, including without limitation, rights under this Section 7.

         8. Notices. All notices which may be given to any of the parties hereunder shall be in writing and shall be either sent by telecopy transmission to a telecopy machine located in the office of Triad or Capital, as the case may be, or hand delivered or sent by registered or certified mail, return receipt requested, or by Federal Express or similar nationally recognized overnight delivery servicer providing a receipt, and postage prepaid as follows:

To Capital:

         Capital Senior Living Properties, Inc.
         14160 Dallas Parkway
         Suite 300
         Dallas, Texas 75240
         Attention: David Suarez, Vice President of Development

         With a copy to:

         Capital Senior Living Properties, Inc.
         14160 Dallas Parkway
         Suite 300
         Dallas, Texas 75240
         Attention: David R. Brickman, Vice President and General Counsel

To Triad:

         Triad Senior Living __, L.P.
         4312 Mockingbird Lane
         Dallas, Texas  75205
         Attention: Blake N. Fail, President

         Such addresses may be changed from time to time by notice from Triad or Capital to the others.

         The effective date of any such notice shall be the date of actual receipt at Triad's address or Capital's address, as applicable, if hand delivered, sent by overnight delivery or sent by facsimile transmission or registered mail, or three (3) days after such notice is properly deposited for mailing if sent by United States mail.



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         9. General Provisions:

         (a) Gender, Number. Whenever the context requires, the use herein of
(i) the neuter general includes the masculine and feminine genders; and (ii) the singular number includes the plural number.

         (b) Entire Agreement. This Agreement and any document executed pursuant hereto contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into and superseded by this Agreement.

         (c) Modifications. No modifications, waiver or discharge of this Agreement will be valid unless it is in writing and signed by the parties hereto.

         (d) Attorneys' Fees and Costs. If either party commences an action for the interpretation, reformation, enforcement or rescission of this Agreement, the prevailing party will be entitled to recover from the other party reasonable attorneys' fees and court and other costs incurred, including without limitation, its costs and fees on appeal.

         (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together will constitute one instrument.

         (f) Applicable Laws. This Agreement shall be construed and enforceable in accordance with the laws of the Texas.

         (g) Time of Essence. Time is strictly of the essence with respect to each and every term, condition, obligation and provision herein.

         (h) Further Instruments. Each party hereto shall from time to time execute and deliver such further instruments as the other party or its counsel may reasonably request to effectuate the intent of this Agreement.

         (i) Joint Effort. The preparation of this Agreement has been a joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

         (j) Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

         (k) Severability. The invalidity or unenforceability of one or more of the phrases, sentences, provisions, clauses, sections or Articles contained in this Agreement shall not affect the validity or enforceability of the remaining portions, so long as the material purposes of this Agreement can be determined and effectuated.


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         (l) Exhibits. The Exhibits attached to this Agreement are hereby incorporated by reference and made a part of this Agreement.

         (m) Successors. Subject to the limitations on assignment set forth in
Section 9(o), this Agreement shall be binding upon the parties hereto, their respective successors and assigns.

         (n) Brokers. Each of Triad and Capital represent and warrant to the other that no broker or finder has acted on its behalf in connection with this Agreement, or the transactions contemplated hereby or referred to herein. Each of Triad and Capital agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party.

         (o) Assignment. Triad shall have no right to assign its rights or delegate its obligations under this Agreement to another entity or person without the prior written consent of Capital except that this Agreement, or this Agreement as it relates to a specific Facility, may be assigned by Triad, in whole or in part, to an affiliate of Triad without the consent of Capital, provided that Triad shall remain primarily liable for payment and performance of all obligations under this Agreement after the assignment. Capital shall have no right to assign its rights or delegate its obligations under this Agreement to another entity or person without the prior written consent of Triad, except that this Agreement may be assigned by Capital, in whole or in part, to an affiliate of Capital without the consent of Triad, provided that Capital shall remain primarily liable after such assignment. Each of Triad and Capital shall promptly provide the other with notice of an assignment permitted by the terms hereof without the consent of the other party. The term "affiliate" shall mean any entity which is controlled by, under common control with, or which controls, Triad or Capital, as the case may be.

         (p) Cooperation. Both parties agree that they shall cooperate with each other in allowing Capital to perform its duties under this Agreement, including, without limitation, Triad providing prompt responses to all inquiries made by Capital in connection with all aspects of the work for each Facility, including, without limitation, the selection of the FF&E for each Facility and all background documentation (including without limitation financials, census data and corporate documents) needed to complete, file and prosecute the Permit applications and Zoning Approvals and will sign all applications as necessary.

         (q) Development Agreement to Control. In the event that any of the terms or conditions set forth herein are inconsistent with or contrary to any of those set forth in an applicable Development Agreement for a Facility, then the terms and conditions set forth in such Development Agreement shall control.



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         EXECUTED as an instrument under seal effective as of the date first set forth above.


                                       CAPITAL SENIOR DEVELOPMENT, INC.


                                       By:
                                          --------------------------------------
                                          Keith N. Johannessen, President


                                       TRIAD SENIOR LIVING ___, L.P.


                                       By:   Triad Partners __, Inc.
                                             Its general partner

                                             By:
                                                --------------------------------
                                                Blake N. Fail, President



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                                    EXHIBIT A

                                      SITES


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                                    EXHIBIT B

                          FORM OF DEVELOPMENT AGREEMENT




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